Exhibit 99.01

	CONTACTS: For Media Inquiries: Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	For Investor Inquiries: Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID ANNOUNCES UPDATE ON XPERT® TEST AVAILABILITY

Preliminary Q4 2012 Revenue of Approximately $92 Million Reflects Stronger Than Expected

Commercial Clinical Performance Offset By Lower HBDC

SUNNYVALE, California, January 8, 2013 – Ahead of its presentation at the JP Morgan Healthcare Conference in San Francisco later today, Cepheid (Nasdaq: CPHD) this morning shared an update on Xpert test availability, highlighting that significant progress towards a return to normal manufacturing operations was achieved despite higher than anticipated demand for a number of Xpert test products during the fourth quarter.

“With respect to our manufacturing operations, the underlying causes of our 2012 second half challenges have been resolved,” said John Bishop, Cepheid’s Chief Executive Officer. “Additionally, we brought up a second Reagents on Board Automation Line, or ROBAL, here in Sunnyvale slightly ahead of schedule which expands our capacity significantly. Further, we are accelerating the completion of a second ROBAL line in our Swedish facility by one year and expect to have the line functional in the second half of this year.”

Continued Bishop, “While many of our Xpert tests came off allocation in the fourth quarter as we expected, our operational remedies took several weeks longer than we originally anticipated. Having taken the extra time, however, we are confident that we are building a world-class manufacturing operation capable of meeting increasing product demand and ensuring a consistent supply of our growing menu of tests for all Xpert customers.”

“That said, due to stronger than anticipated demand, certain Xpert products remain on allocation at this time, namely Xpert MRSA and Xpert Flu,” concluded Bishop. “As we move through these final weeks of allocations, I’d like to thank our customers for their patience and reassure them that we are doing everything we can to ensure this experience is not repeated.”

Preliminary 2012 Fourth Quarter Results

Based on preliminary analysis, the Company currently expects 2012 Fourth Quarter revenue results to include:

	Preliminary Results (8 January 2013)	Previous Company Guidance (18 October 2012)
Total Revenue	Approximately $92 million	Approximately $94 million
Commercial Clinical	Approximately $72 million	Approximately $69 million
HBDC Clinical	Approximately $10 million	Approximately $16 million

Commercial Clinical revenue was higher than expected due to strength in Xpert Flu, Xpert MRSA and Xpert C. difficile, which contributed to year-over-year normalized growth in Commercial Clinical reagents of approximately 30%. Commercial Clinical systems revenue was solid, as expected, and the Company expects to confirm 59 GeneXpert system placements in North America.

HBDC was impacted by variability in systems placements in addition to supply-related delays in our international manufacturing operation, which we expect to be fully resolved during the first quarter of 2013.

As a reminder, Cepheid’s Commercial Clinical revenue contributes a higher gross margin than the Company’s HBDC revenue. Based on preliminary analysis, and given the revenue mix in the fourth quarter, the Company currently expects to report bottom line results just above the upper end of its previously-announced guidance ranges. These were:

Fourth Quarter Guidance – As of 18 October 2012
GAAP EPS	$(0.03) to $(0.01)
Non-GAAP EPS	$0.10 to $0.12

Full year non-GAAP net income per share excludes the effect of approximately $26 million related to stock-based compensation expense, approximately $15 million related to a litigation settlement, approximately $2.8 million related to the amortization of acquired intangibles, and a $1.8 million tax benefit related to an intercompany intellectual property transaction.

Upcoming Webcasts

The Company will discuss this press release and related matters at a presentation later today at the JP Morgan Healthcare Conference in San Francisco, CA at 4:30 p.m. Pacific Time. Additionally, the Company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, January 24, 2013 to discuss 2012 Fourth Quarter and Full Year results.

To access these live webcasts, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcasts will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to revenues and earnings per share for the Fourth Quarter and Fiscal Year 2012, commercial test and commercial system sales, addressing and resolution of manufacturing scale-up challenges and availability of tests and demand for the Company’s products. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our Fourth Quarter review process is not yet completed and actual Fourth Quarter results are subject to our standard quarterly close and review process; our ability to successfully complete and bring on line additional manufacturing lines; the performance and market acceptance of new products; sufficient customer demand and available capital budgets for our customers; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; other unforeseen supply, development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support its products; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.